UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 3, 2004

Commission File Number:  0-21660

PAPA JOHN’S INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of	(I.R.S. Employer identification
incorporation or organization)	number)

2002 Papa Johns Boulevard

Louisville, Kentucky  40299-2334

(Address of principal executive offices)

(502) 261-7272

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

Papa John’s International, Inc. and Blue and Silver Ventures Ltd., an entity of Dallas Cowboys owner Jerry Jones, announced on August 3, 2004, a joint venture in the Dallas, Austin and Waco, Texas markets effective July 26, 2004.  As a part of the joint venture, Papa John’s® becomes the “Official Pizza of the Dallas Cowboys” and a “Proud Sponsor of Texas Stadium.”  The joint venture was announced at a press conference at the Dallas Cowboys training camp in Oxnard, CA.  Terms of the agreement are not being disclosed.

Item 7. Financial Statements and Exhibits

(c)        Exhibits

Exhibit Number	Description

99.1	Papa John’s International, Inc. press release dated August 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.

(Registrant)

Date: August 4, 2004	/s/ J. David Flanery
J. David Flanery
Senior Vice President and
Chief Financial Officer